                                                                     Exhibit 23





                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements on Forms S-4, S-3 and S-8 (relating to the 1992 Stock Option Plan) of Park-Ohio Industries, Inc. for the registration of 2,248,942 shares, 363,094 shares, and 350,000 shares, respectively, of its common stock of our report dated February 22, 1995, with respect to the consolidated financial statements and schedule of Park-Ohio Industries, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1994.




                                       /s/ Ernst & Young LLP
                                       -----------------------------
                                       Ernst & Young LLP


Cleveland, Ohio
March 28, 1995